BARNWELL INDUSTRIES, INC.

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Notice of Annual Meeting of Stockholders

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To the Stockholders of BARNWELL INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BARNWELL INDUSTRIES, INC., a Delaware corporation, will be held on March 4, 2019, at 9:00 a.m., Hawaii Standard Time, in Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii, for the following purposes:

(1) the election of a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;

(2)  the ratification of the selection of the independent auditors for 2019; and

(3)  any and all other business which may properly come before the meeting.

Only stockholders of record at the close of business on January 7, 2019, are entitled to notice of and to vote at this meeting or any adjournment thereof.  The Company's Annual Report to Stockholders for the fiscal year ended September 30, 2018, which includes consolidated financial statements, is enclosed herewith.

We will be pleased to have you attend the meeting.  However, if you are unable to do so, please sign and return the accompanying Proxy in the enclosed addressed envelope.

By Order of the Board of Directors,

RUSSELL M. GIFFORD
Secretary

Dated:  January 17, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 4, 2019:

This proxy statement, the form of proxy and Barnwell's Annual Report on Form 10-K for the fiscal year ended September 30, 2018 ("2018 Annual Report") are being mailed to stockholders who have requested hard copies on or after January 17, 2019.

Registered and beneficial stockholders may view and print Barnwell's proxy statement and the 2018 Annual Report at www.proxyvote.com.

All stockholders may view and print Barnwell's proxy statement and the 2018 Annual Report, which are located on the "Corporate Information" tab of Barnwell's website at http://www.brninc.com.

BARNWELL INDUSTRIES, INC.

1100 ALAKEA STREET, SUITE 2900

HONOLULU, HAWAII 96813

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

The following information is furnished in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of Barnwell Industries, Inc., a Delaware corporation (the "Company"), to be held on March 4, 2019 at 9:00 a.m., Hawaii Standard Time, in Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii.

Proxies are being solicited on behalf of the Board of Directors (the "Board" or the "Board of Directors") of the Company to be used at the Annual Meeting and at any postponement or adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Barnwell is using the Securities and Exchange Commission (the "SEC") rule that allows companies to furnish their proxy materials over the Internet.  As a result, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the proxy materials (including the form of proxy, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on January 17, 2019 (the "2018 Annual Report"), collectively, the "Proxy Materials") on or about January 17, 2019.  We also provided access to our Proxy Materials over the Internet beginning on that date.  The Notice contained instructions on how to access this Proxy Statement and the 2018 Annual Report and how to vote online or by toll-free number.  Subsequent to receiving the Notice, all stockholders have the ability to access the Proxy Materials over the Internet and request to receive a paper copy of the Proxy Materials by mail.  Instructions on how to access the Proxy Materials over the Internet or to request a paper copy may be found on the Notice.  In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.

Registered and beneficial stockholders may view and print this Proxy Statement and the 2018 Annual Report at www.proxyvote.com.

All stockholders may view and print this Proxy Statement and the 2018 Annual Report, which are located on the "Corporate Information" tab of Barnwell's website at http://www.brninc.com.

Proxies are being solicited from stockholders of Barnwell.  If a proxy is properly executed and returned, the shares represented by it will be voted and, where specification is made by the stockholder as provided in such proxy, will be voted in accordance with such specification.  Unless a stockholder specifies otherwise, all shares represented by valid proxies will be voted (i) FOR the election of the persons named in this Proxy Statement as nominees of Barnwell under the heading "Election of Directors;" (ii) FOR the ratification of the appointment of KPMG LLP as Barnwell's independent auditors for the fiscal year ending September 30, 2019; and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Barnwell is paying all of the costs of soliciting proxies, including preparation costs, assembly, posting on the Internet, printing and mailing of the Proxy Materials, the Notice and any additional information furnished to stockholders.  Proxies are being solicited by Barnwell primarily by mail and the Internet, but in addition, the solicitation by these means may be followed by solicitation in person, or by telephone, e-mail or facsimile, by directors, officers and other employees of Barnwell without additional compensation.  Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of Barnwell's common stock on the Record Date, referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of common stock and to obtain authorization for the execution of proxies.  Barnwell will, upon request, reimburse such institutions for their reasonable expenses in forwarding the Proxy Materials to their beneficial owners.

VOTING AT THE MEETING

Only stockholders of record at the close of business on January 7, 2019 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment thereof.  As of the Record Date, 8,277,160 shares of common stock, par value $0.50, of the Company (the "Common Stock") were issued and outstanding.  Each share of Common Stock outstanding as of the Record Date is entitled to one vote on any proposal presented at the meeting.  The presence, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  Abstentions and broker non-votes (described below) are counted for the purposes of determining the presence or absence of a quorum for the transaction of business.  The election of directors requires a plurality of the votes cast at the meeting.  Any other item on the agenda must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item at the meeting in order to pass.  Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote and have the same effect as votes against the matter except in the election of directors.  Brokers and nominees are precluded from exercising their voting discretion with respect to all matters to be acted upon at the meeting, other than the ratification of KPMG LLP as our independent auditors.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted with respect to the election of directors.  A broker non-vote will not have any effect on any of the proposals.  A stockholder may revoke a proxy at any time prior to its exercise by giving to the Secretary of Barnwell a written notice of revocation of the proxy's authority prior to the voting thereof or by submitting a later dated proxy by telephone, on the Internet or by mail, or by voting in person at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Seven directors of the Company are proposed to be elected at the meeting.  Each elected director shall hold office until the next annual meeting and until his successor is duly elected and qualified.  The persons named as proxies in the enclosed Proxy are executive officers of the Company and, unless contrary instructions are given, they will vote the shares represented by the Proxy FOR the election to the Board of Directors of the persons named below.  The Board of Directors has no reason to believe that any of the nominees for director will be unable to serve; however, in the event any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for other persons in place of such nominees.

Our Board of Directors recommends a vote FOR the election of each of the following seven directors of the Company.

NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors held eight meetings during the fiscal year ended September 30, 2018, except for Martin Anderson who attended three audit committee meetings and three board of directors meetings, all directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which each director served.  The independent directors met on four occasions out of the presence of management during the fiscal year ended September 30, 2018.

The following table sets forth, as to the nominees for election as directors:  (1) such person's name; (2) the year in which such person was first elected a director of the Company; (3) such person's age; (4) all positions and offices with the Company held by such person; (5) the business experience of such person during the past five years; (6) certain other directorships, if any, held by such person; and briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of Barnwell.

Name	Director Since	Age	All other Present Positions with the Company and Principal Occupations
Martin Anderson[1]	1985	95
Partner, Goodsill Anderson and Quinn 1951 to 2011.  Trustee, Stanford University 1981 to 1985.  Overseer, Hoover Institute 1981 to date, named Chairman in 1993 to 1996 and thereafter designated for life as Distinguished Overseer.  Mr. Anderson brings to the Board of Directors broad experience, expertise and qualifications as a result of his extensive legal background and boardroom experience with both public and private entities, including Hawaiian Airlines and the entities listed above.  Mr. Anderson was a senior partner in a major Honolulu law firm from 1951 until 2011 and therefore brings to the Board extensive leadership and management skills, as well as a strong consensus-building capacity from his other board and trusteeship experiences.

Murray C. Gardner, Ph.D.[1]	1996	86
Geothermal resource, oil and gas exploration and reservoir consultant and investor, self-employed since 1995.  Dr. Gardner has a Ph.D. in geology and brings to the Board of Directors extensive knowledge and experience of geology, geophysics, the oil and gas industry and the geothermal industry and operations.  As a former officer and director of Geothermex, Inc., a geothermal exploration consulting firm now owned by Schlumberger, Inc., Dr. Gardner also brings to the Board broad business and general management experience in corporate operations, as well as extensive leadership and consensus-building skills.

Alexander C. Kinzler	1999	60
Chief Executive Officer of the Company since December 2016.  President and Chief Operating Officer of the Company since December 2002 and General Counsel of the Company since December 2001.  Mr. Kinzler is the son of Morton H. Kinzler, a member and Chairman Emeritus of the Board of Directors of the Company until June 10, 2018.  Mr. Kinzler, an attorney, has been employed by the Company since 1984 in various capacities, including Vice President, Executive Vice President, and currently Chief Executive Officer, President and Chief Operating Officer, and brings to the Board deep insight into the operations, challenges and complex issues facing the Company.  He has served on the boards of directors of business groups including the Hawaii Leeward Planning Conference, and also brings to the Board significant operational, strategic, consensus-building and management skills from his years with the Company and legal background.

Russell M. Gifford	2003	64
Secretary of the Company since December 2002.  Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985.  President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999.  Mr. Gifford, a Certified Public Accountant, has been employed by the Company since 1982 in various capacities including Vice President, Executive Vice President and Chief Financial Officer, and has also served as President of the Company's water well drilling subsidiary since 1999.  Mr. Gifford has substantial financial and accounting expertise, including experience working in public accounting as an auditor at Touche Ross & Company prior to his employment by the Company.  Mr. Gifford brings to the Board of Directors substantial financial and accounting knowledge, as well as deep insight into the operations, challenges and complex issues facing the Company.  Mr. Gifford also serves on the boards of various community organizations and has substantial strategic planning and consensus-building skills as a result of that experience.

Kevin K. Takata[2]	2004	62
Supervising Deputy Attorney General, Criminal Justice Division, State of Hawaii, since June 1, 2015; First Deputy Prosecutor, County of Kauai, from December 3, 2012 to May 31, 2015; Deputy Attorney General, State of Hawaii, from October 2010 to November 30, 2012; Deputy Prosecuting Attorney, City and County of Honolulu, from 1987 to October 2010, Trials Division Chief from 1997 to 2006. Instructor, National Advocacy Center since 2000.  Mr. Takata, an attorney, has broad leadership, management and consensus-building skills from his years as Trials Division Chief of the Office of the Prosecuting Attorney of the City and County of Honolulu.  Mr. Takata's lifelong residency in Hawaii has also assisted the Board of Directors in overseeing the Company's various Hawaii-based businesses, including its real estate and water well drilling divisions.  Mr. Takata's experience as a prosecutor and expertise in trial tactics and legal ethics has also given the Board of Directors valuable insights into the challenges and complex issues, both legal and otherwise, facing the Company and businesses in general.

Robert J. Inglima, Jr.[2]	2007	60
Investor; Sole practitioner, Robert J. Inglima, Jr., Attorney-at-Law, since October 2002; Attorney in private practice since 1985.  Mr. Inglima, an attorney-at-law, brings to the Board of Directors substantial legal and financial expertise from his practice of law since 1985 and his work with an accounting and consulting firm.  Mr. Inglima also has substantial experience in real estate and corporate law, and has advised numerous clients on matters of business, finance and taxation as well.  Mr. Inglima has extensive experience representing clients with respect to real estate development and land use, commercial transactions, taxation, contract law, general corporate, and business formation and planning.  He has represented domestic as well as international companies, government agencies and individuals in complex business transactions. His experience as a Principal and Member of Cipolla Sziklay, LLC (certified public accountants and consultants) from 2004 to 2006 with respect to business valuation and litigation support services also adds to his significant business experience.

James S. Barnwell III[2]	2012	73
Chairman of the Board of the Company since October 1, 2017.  Investor in oil and gas and real estate since 1967. Served on the board of directors and as president of the Larry D. Large Foundation (charitable 501(c)(3) organization) from 2004 to 2010. Mr. Barnwell, who has a B.S. in geology and an M.B.A., spent 29 years in the telecommunications industry with AT&T and its successor Lucent Technologies.  He worked in the oil and gas industry as part of the Company's founding Barnwell family, served as director of various civic organizations, including the Louisiana Chamber of Commerce and Municipal Affairs Committee Shreveport, and is a certified member of the American Production and Inventory Control Society. Mr. Barnwell's many years of management experience developing complex business plans and budgets provides valuable insight into corporate operations and business enterprise development. His oil and gas background, together with his broad range of business, management and civic experience and strong personal and professional ethics provide a strong foundation to assist the Board of Directors with regard to many challenges and complex issues facing the Company and businesses in general. Mr. Barnwell also has strong consensus-building skills from his management experience and service with charitable organizations.

1 This director is independent as defined in Section 803(A) of the NYSE American listing standards.
2 This director is independent as defined in Section 803(A) of the NYSE American listing standards.

Board Nomination Process

The Board of Directors has a standing Compensation Committee, a standing Audit Committee, a standing Executive Committee and a standing Reserves Committee.  It has no standing nominating committee and there is no nominating committee charter.  The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because potential nominees are recommended to the full Board by a majority vote of the independent directors.  The Board identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience relevant to the Company's business and willing to continue in service are considered for re-nomination.  If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Board determines whether it is appropriate to replace the retiring member.  If deemed appropriate, the Board identifies the desired skills and experience of a new nominee.  The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting the Company, integrity and the highest personal and professional ethics.  The Board seeks directors possessing a range of business, management and civic experience appropriate for the Board to discharge its responsibilities.  In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities.  Once nominees have been identified, the independent directors recommend to the Board such nominees, and the Board reviews and votes on such recommendation.

The Company does not have a specific policy regarding the diversity of the Board.  Instead, the Board considers its overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company's current and expected future needs.  The Board also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

The Board will consider potential nominees brought to its attention by any director or officer of the Company.  It will also evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company's Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the upcoming annual meeting.  For possible inclusion in next year's proxy statement, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than the date for stockholder proposals set forth herein under the heading "Stockholder Proposals."  Any stockholder recommendation for a director nominee must be submitted to the Company's Chairman of the Board in writing and must include:

• a statement by the stockholder that such stockholder is the holder of at least 1% of the outstanding shares of the Company's Common Stock, that the shares have been held for at least one year prior to the date of the submission and that such stockholder will continue to hold the shares through the date of the upcoming annual meeting of stockholders;

• the candidate's name, age, contact information and current principal occupation or employment;

• the candidate's resume, which will include a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

• at least three (3) references for the candidate.

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.  All directors and director nominees will submit a completed form of directors' and officers' questionnaire as part of the nominating process.

Stockholders may send any communication to the Board of Directors, as a whole, or individually, by mail to the Company's address listed on page one of this Proxy Statement, to the attention of Russell M. Gifford, Secretary.  All such communications will be forwarded to the Board of Directors or individual directors as appropriate.

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting.  Eight members of the Board of Directors attended the 2017 Annual Meeting of Stockholders of the Company, of which four attended in person and four attended by telephone.

BOARD LEADERSHIP STRUCTURE; RISK OVERSIGHT

The positions of Chairman and CEO were jointly held by Mr. Morton H. Kinzler from the time of his selection as Chairman of the Board in 1980 until December 2016.  From December 31, 2016 until September 30, 2017, Mr. Morton H. Kinzler was Chairman of the Board and Mr. Alexander C. Kinzler was Chief Executive Officer.  Mr. James S. Barnwell III became Chairman of the Board on October 1, 2017.  Barnwell Industries, Inc. is a smaller reporting company and the Board has determined that the current structure is appropriate at this time in that it enables Mr. Alexander C. Kinzler to handle the complexities of his role as a CEO while allowing Mr. James S. Barnwell III to continue to provide leadership on policy at the Board level.  Although the roles of CEO and Chairman are currently held by different persons, the Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, and the Board has not adopted such a policy.  The Board believes that it is important to retain the flexibility to make this determination at any given point in time based upon what it believes will provide the best leadership structure for the Company at that time.  This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to combine or separate the Chairman and Chief Executive Officer roles when necessary.  Accordingly, at different points in time in the Company's history, the Chief Executive Officer and Chairman of the Board roles have been held by the same person.  At other times, they have been held by different individuals.  In each instance, the decision on whether to combine or separate the roles was made in the best interest of the Company's stockholders, based on the circumstances at the time.

The Board's primary function with respect to risk is oversight.  The Board administers its risk oversight function both as a whole and through its committees.  The Audit Committee reviews and makes inquiry as to risk management and reports to the Board on its findings.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks.  Management is responsible for the Company's day-to-day risk management activities.  Other Board committees also consider and address risk as they perform their committee responsibilities.  For example, the Compensation Committee, comprised solely of independent directors, discusses and reviews compensation arrangements for the Company's Executive Officers to avoid incentives that would promote excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.  The full Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.  We believe the division of risk management responsibilities as described above is an effective approach for evaluating and addressing the risks facing the Company and that our Board leadership structure supports this approach because it allows our independent directors to exercise effective oversight of the actions of management.

COMPENSATION COMMITTEE

The members of the Compensation Committee are Mr. Anderson, Dr. Gardner, Mr. Takata and Mr. Barnwell, Chairman.  The Compensation Committee (i) determines the annual compensation of the Company's Executive Officers; (ii) recommends, if appropriate, new employee benefit plans to the Board of Directors; (iii) administers all employee benefit plans; and (iv) makes such other determinations regarding compensation or benefits as may be necessary or advisable.  The Compensation Committee held one meeting during the fiscal year ended September 30, 2018.  The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has two executive officers (the "Named Executive Officers").  The following table sets forth the names and ages of all Named Executive Officers of the Company during fiscal 2018, their positions and offices with the Company and the period during which each has served.

Name	Age	Position with the Company
Alexander C. Kinzler	60
Chief Executive Officer since December 2016.  President and Chief Operating Officer since December 2002 and General Counsel since December 2001.  Director of the Company since December 1999.  Mr. Kinzler is the son of Morton H. Kinzler, a Director of the Company until June 10, 2018.

Russell M. Gifford	64
Secretary since December 2002, Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985.  President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth certain information regarding compensation paid during the fiscal years ended September 30, 2018, September 30, 2017 and September 30, 2016 to (1) Morton H. Kinzler3, (2) Alexander C. Kinzler, our Chief Executive Officer3, President, Chief Operating Officer and General Counsel, and (3) Russell M. Gifford, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

No Named Executive Officer was granted a stock award or an option award in fiscal year 2018, 2017 or 2016. As a result, such columns have been omitted.

Our Pay for Performance Plan adopted in 2014 (the "Plan") is available to pay bonuses to our executives based on performance.  Performance measures and targeted goals for the Company's 2018 fiscal year performance period were established by the Compensation Committee in December 2017 and the Committee designated the CEO to be eligible to participate in the Plan for fiscal year 2018.  The material terms of such performance measures and targeted goals are as follows:
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3	Mr. Morton H. Kinzler resigned as Chief Executive Officer in December 2016 and Mr. Alexander C. Kinzler was appointed Chief Executive Officer at that time

The Compensation Committee determined that the sum of the following three components shall represent the maximum bonus that may be achieved under the Plan for fiscal 2018 by the CEO (the "2018 Maximum Bonus Amount"), which was designed so that the Company would be in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"):

(a) an amount equal to 5% of the earnings before income taxes on a GAAP basis of the Company;

(b) for an increase in earnings attributable to the combined Land Investment and Residential Real Estate segments in the State of Hawaii on a GAAP basis over the prior fiscal year with respect to such segments, 20% of the first 100% of such increase and 10% of the remaining amount of such increase; and

 (c)  for an increase in the Company's market capitalization of up to 10%, determined by comparing the closing price of the Common Stock on September 30, 2017 and September 30, 2018, 10% of the amount of such increase.

Section 162(m) of the Code generally limits our federal tax deduction for compensation paid in any fiscal year to our CEO and our other "covered employees," as defined in Section 162(m), to $1,000,000.  In the past, an exception to this deduction limit was available for "performance-based" compensation that had been approved by our stockholders and otherwise satisfied certain requirements under Section 162(m) and applicable regulations.  As a result of new tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation is not available for taxable years beginning after December 31, 2017, unless such compensation qualifies for transition relief for written binding contracts that were in effect on November 2, 2017.  Barnwell was not party to any such binding contracts.  This legislation also expanded the definition of "covered employees" to include the chief financial officer and certain former named executive officers.  These changes in the tax laws have not had an effect on Barnwell, primarily because the compensation paid to such persons in our fiscal 2018 year, and in other recent fiscal years, has been below the $1,000,000 threshold.

The Compensation Committee continues to retain flexibility to make compensation decisions that are based on factors other than Section 162(m) and related consequences when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable Barnwell to continue to attract, retain, reward and motivate its highly-qualified executives.  This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

The 2018 Maximum Bonus Amount for each participant shall in no case exceed 150% of such participant's base salary as of January 2018.  Additionally, a decrease in earnings before income taxes or market capitalization will not decrease the amounts of the other respective components of the 2018 Maximum Bonus Amount.  The Committee, in its sole discretion, reserves the right to eliminate or reduce the 2018 Maximum Bonus Amount payable to the CEO pursuant to the bonus formula described above and in addition or alternatively to grant ordinary bonuses.

The Compensation Committee determined that, pursuant to the adopted performance measures and targeted goals, the maximum bonus grant which could have been payable as calculated under the Plan was $0 as to our CEO.  The Compensation Committee reviewed the performance of our CEO during fiscal 2018, analyzed the Company's results for the year, reviewed the overall performance of management for the fiscal year, reviewed with management various factors the Committee takes into account in setting compensation, including individual and corporate, financial and non-financial performance, the creation of value for our stockholders, the long-term commitment and contributions of management to the Company and certain events in the Company's oil and gas division, including the closing of a major oil acquisition at Twining.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)	Total ($)
Morton H. Kinzler Chairman of the Board and Chief Executive Officer	2018 2017 2016	- - 212,000	- - -	- - -	- 14,014 40,205	- 14,014 252,205
Alexander C. Kinzler President, Chief Operating Officer and General Counsel	2018 2017 2016	380,000 347,000 333,000	65,000 100,000 -	- - -	36,356[4] 33,869 30,439	481,356 480,869 363,439
Russell M. Gifford Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2018 2017 2016	380,000 347,000 333,000	65,000 100,000 -	- - -	9,221[5] 9,864 17,928	454,221 456,864 350,928

No Named Executive Officer was granted a plan-based award or stock award in fiscal 2018.  As a result, such table has been omitted.

Outstanding Equity Awards At Fiscal Year-End 2018

The following table sets forth grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended September 30, 2018 to each of the Named Executive Officers.  No Named Executive Officer held unvested stock awards as of fiscal year end 2018.  As a result, such columns have been omitted.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Alexander C. Kinzler	125,000	-	4.32	12/2019
Russell M. Gifford	67,500	-	4.32	12/2019

If a change in control occurs, then all unvested stock options will accelerate and will become exercisable in full.  Assuming a change in control occurred September 30, 2018 and using the closing price of the Company's stock on that date, the value of the accelerated vesting of these options would be $0 and $0 for Mr. A. Kinzler and Mr. Gifford, respectively.

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[4]
This amount represents perquisites received with respect to: (1) medical insurance; (2) medical expense reimbursements; (3) a club membership; (4) vehicle expense (including depreciation on a straight-line basis with a 7-year life); and (5) imputed interest on a loan from the Company made prior to the enactment of the Sarbanes-Oxley Act.

[5]	This amount represents perquisites received with respect to: (1) medical expense reimbursements; (2) a club membership; (3) vehicle expense (including depreciation on a straight-line basis with a 7-year life); and (4) imputed interest on a loan from the Company made prior to the enactment of the Sarbanes-Oxley Act.

DIRECTOR OF COMPENSATION

The Company's program of director compensation is intended to fairly pay directors for work required for a company of our size and scope. Directors who are not officers of the Company currently receive an annual fee of $20,000 and are reimbursed for expenses incurred in connection with meeting attendance.  The Chairmen of the Compensation Committee and the Reserves Committee currently receive an additional $12,000 annual fee and the Chairman of the Audit Committee currently receives an additional $25,000 annual fee.  The members of the Reserves Committee and Compensation Committee, other than the Chairmen, currently receive an additional $2,500 annual fee. The members of the Audit Committee, other than the Chairperson, currently receive an additional $10,000 annual fee.  The Chairman of the Board of Directors, if he or she is not an officer of the Company, receives an additional $30,000 annual fee.  Prior to his passing, Morton H. Kinzler received an additional fee of $35,625, which was the pro rata share of the $20,000 annual fee, the $2,500 fee for being a member of the Reserves Committee and the $25,000 annual fee payable to the Chairman Emeritus of the Board of Directors.

Non-Employee Director Compensation

The following Non-Employee Director Compensation table sets forth information with regard to the nominees to the Board of Directors as listed in the table under "Proposal No. 1", above, with regard to compensation paid to them during the fiscal year ended September 30, 2018.  Directors who are officers of the Company do not receive any fees for their service as directors, and their compensation as officers of the Company is disclosed in the Summary Compensation Table.

No named director was granted a stock award or option award in fiscal year 2018 nor earned any non-equity incentive plan compensation in fiscal year 2018. As a result, such columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Martin Anderson	32,500	-	32,500
Murray C. Gardner, Ph.D.	35,000	-	35,000
Kevin K. Takata	37,375	-	37,375
Robert J. Inglima, Jr.	47,500	-	47,500
James S. Barnwell III	81,625	-	81,625
Morton H. Kinzler	35,625[6]	9,388[7]	45,013

_____________________________
[6]	Mr. Morton H. Kinzler passed away on June 10, 2018.
[7]	This amount represents perquisites received with respect to medical insurance.

AUDIT COMMITTEE

The members of the Audit Committee are Mr. Inglima, Chairman, Dr. Gardner, and Messrs. Anderson, Takata, and Barnwell.  All of the members of the Audit Committee are independent (as independence is defined in Section 803 (A) of the NYSE American listing standards).  The Board of Directors has determined that the Audit Committee has an audit committee financial expert, Mr. Inglima, who is a financial expert based on his degree in finance, education in accounting, his work with an accounting and consulting firm on business valuation and litigation support services, as well as his many years of legal experience advising clients on matters of business, finance and taxation.  Mr. Inglima, while not a CPA, has in-depth financial and accounting expertise and has been determined by the Board of Directors to qualify as an Audit Committee financial expert.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website.  The Audit Committee reviews the services of the independent accountants employed by the Company to audit the consolidated financial statements of the Company. The Audit Committee periodically reviews major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could affect the consolidated financial statements as well as all related party transactions and potential conflicts of interest.  During the fiscal year ended September 30, 2018, the Audit Committee held four meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, and the Audit Committee has discussed with KPMG LLP, the independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committee; Related Amendments to PCAOB Standards; and Transitional Amendments to PCAOB AU Section 380.", as such may be modified or supplemented.  KPMG LLP has provided to the Company the written disclosures and the letter required by applicable PCAOB requirements regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence. The committee also concluded that KPMG LLP's performance of tax services to us and our affiliates, as pre-approved by the committee and described in the next section, does not impair KPMG LLP's independence.  Based upon its discussions with management and with KPMG LLP, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Audit Fees

The aggregate fees billed to the Company by KPMG LLP, the Company's independent registered public accounting firm, for professional services rendered in connection with the audit of the annual financial statements included in the Company's Annual Report on Form 10-K, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended September 30, 2018 totaled $532,500.  For the comparable services provided for the fiscal year ended September 30, 2017, KPMG LLP billed the Company $398,500.

Audit-Related Fees

For the fiscal years ended September 30, 2018 and September 30, 2017, the Company did not incur and KPMG LLP, the Company's independent registered public accounting firm, did not bill the Company for assurance and related services that are not reasonably related to the performance of the audit or review of the Company's financial statements and classified above with audit fees.

Tax Fees

The aggregate fees billed to the Company by KPMG LLP, the Company's independent registered public accounting firm, for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2018 totaled $122,100 and for the fiscal year ended September 30, 2017 totaled $164,000.

All Other Fees

For the fiscal years ended September 30, 2018 and September 30, 2017, the Company did not incur and KPMG LLP, the Company's independent registered public accounting firm, did not bill the Company for any fees other than Audit Fees and Tax Fees.

Pre-approval Policies and Procedures
The Audit Committee pre-approves all services provided to the Company by the independent registered public accounting firm through the following policies and procedures:  (1) the Audit Committee reviews with the Company's independent registered public accounting firm its audit plan and report thereon, including estimated Audit Fees, Audit-Related Fees, Tax Fees and Other Fees; (2) upon review of such audit plan and estimated fees, the Audit Committee may pre-approve the provision of such products and services and the payment therefor; and (3) at subsequent meetings of the Audit Committee, the Audit Committee reviews the status of the provision of all products and services from the Company's independent registered public accounting firm to the Company and payment therefor, and may pre-approve the provision of additional products and services as necessary.

Audit Committee of the Board of Directors
Robert J. Inglima, Jr., Chairman
Murray C. Gardner
Martin Anderson
Kevin K. Takata
James S. Barnwell III
EXECUTIVE COMMITTEE

The members of the Executive Committee are Mr. James S. Barnwell III, Chairman, and Messrs. Anderson, A. Kinzler and Dr. Gardner.  The Executive Committee has and may exercise all the powers of the Board of Directors when the Board is not in session, subject to certain limitations in the Company's Bylaws.  During the fiscal year ended September 30, 2018, the Executive Committee held no meetings.

RESERVES COMMITTEE

The members of the Reserves Committee are Mr. Kevin K. Takata, Chairman, Dr. Gardner and Messrs. Barnwell, Inglima, Gifford and A. Kinzler.  During the fiscal year ended September 30, 2018, the Reserves Committee held one meeting.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below are the transactions that occurred during fiscal years 2017 and 2018 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded the disclosure thresholds set forth in the applicable SEC rules and regulations, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with the Estate of Dr. Sudarsky

The Estate of Dr. R. David Sudarsky (the "Sudarsky Estate") is a person known by the Company to be holders of more than 5% of the Company's Common Stock during fiscal 2017.  Mr. Morton H. Kinzler, a director of the Company, who passed away June 10, 2018, was the executor of the Sudarsky Estate.  In June 2017, the Sudarsky Estate distributed to its beneficiaries the Company's Common Stock it held.  One such beneficiary, the R. David Sudarsky testamentary Charitable Trust ("the Trust") received a distribution of 182,897 shares of the Company's Common Stock.  Morton H. Kinzler, a director of the Company and Alexander C. Kinzler, Chief Executive Officer and President of the Company, were co-trustees of the Trust and as such had voting and dispositive power over the 182,897 shares held by the Trust.  Thereafter, on March 26, 2018, both Mr. M. Kinzler and Mr. A. Kinzler resigned as trustees of the Trust and ownership of the shares held by the Trust was no longer imputed to Mr. A. Kinzler or Mr. M. Kinzler.

On June 10, 2018, Mr. Morton H. Kinzler, a director of the Company, passed away.  On August 9, 2018, Mr. A. Kinzler became a co-personal representative of the Estate of Morton H. Kinzler together with Mr. M. Kinzler's wife, Mrs. Ruth Kinzler.  The Estate of Morton H. Kinzler holds 1,150,037 shares of common stock as to which Mr. A. Kinzler expressly disclaims beneficial ownership.  Pursuant to the will of Mr. M. Kinzler, Mr. A. Kinzler has the right to vote the shares of common stock held by the Estate after consultation with Mrs. Ruth Kinzler.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 1, 2019, with respect to the beneficial ownership of the Common Stock, the sole voting security of the Company, by (i) each person known to the
Company who beneficially owns more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership[8]		Percent Of Class

Joseph E. Magaro	401 Riversville Road Greenwich, Connecticut	1,263,060		15.3%
Ned L. Sherwood	4731 North Highway A1A Suite 213 Vero Beach, Florida	907,392	[9]	11.0%
Dimensional Fund Advisors LP	Palisades West, Building One 6300 Bee Cave Road Austin, Texas	421,340	[10]	5.1%
Gate City Capital Management, LLC	70 West Madison Street Suite 1400 Chicago, Illinois	595,480	[11]	7.2%
Estate of Morton H. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	1,150,037	[12]	13.9%
Ruth G. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	1,359,408	[13]	16.4%
Martin Anderson	620 Sand Hill Road, Apt. 422F Palo Alto, California	0
Murray C. Gardner, Ph.D.	P. O. Box 1657 Kamuela, Hawaii	31,921		*
Alexander C. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	1,604,037	[14]	19.1%
Russell M. Gifford	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	157,000	[15]	1.9%
Kevin K. Takata	c/o 1100 Alakea Street, Suite 2900, Honolulu, Hawaii	1,850		*
Robert J. Inglima, Jr.	1 Deerhill Drive Ho-Ho-Kus, New Jersey	31,800	[16]	*
James S. Barnwell III	407 Driftwood Street Rockwall, Texas	33,726		*
All directors and executive officers as a group (7 persons)		1,860,334	[17]	22.0%

_____________________________
[1]
A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options.  Each beneficial owner's percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised.  For purposes of the footnotes that follow, "currently exercisable" means options that are exercisable as of and within 60 days following the date of this table.  Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

[2]
Represents shares held as of February 9, 2016 as reported on Schedule 13D filed by Ned L. Sherwood.  According to such filing, Mr. Sherwood may be deemed to beneficially own 899,622 shares of Common Stock of the Company, which includes (i)  661,584 shares of Common Stock of the Company held by MRMP Managers LLC, of which Mr. Sherwood is the chief investment officer and (ii) 238,038 shares of Common Stock of the Company held by Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the beneficiary and trustee.  Also includes 7,770 shares owned by Bradley M. Tirpak, a person known to have entered into a group agreement and joint filing agreement on February 10, 2016 with Ned L. Sherwood.

[3]
Represents shares held as of December 31, 2017 as reported on Form 13G/A filed by Dimensional Fund Advisors LP ("Dimensional").  As reported on a Schedule 13G, Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.  Dimensional has sole voting power and sole dispositive power of 421,340 shares of Common Stock of the Company.

[4]	Represents shares held as of December 31, 2017 as reported on Form 13G/A filed by Gate City Capital Management, LLC.

[5]	Represents 1,150,037 shares held.

PROPOSAL NO. 2
RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS FOR 2019

The Audit Committee has appointed KPMG LLP to serve as our independent auditors for fiscal year 2019.  KPMG LLP has served as the Company's independent auditors since 1990 and is considered by management to be well qualified.  Although stockholder ratification of the Audit Committee's appointment of KPMG LLP as our independent auditors is not required, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification.  If the stockholders fail to ratify the Audit Committee's appointment, the Audit Committee will reconsider whether to retain KPMG LLP as the Company's independent auditors.  In addition, even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.  We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2019.

KPMG LLP expects to have a representative available at the meeting who will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent auditors for fiscal year 2019.

_____________________________
[6]	Includes 1,150,037 shares held by the Estate of Morton H. Kinzler as to which Mrs. Kinzler is a co-personal representative.

[7]
Includes 1,150,037 shares owned by the Estate of Morton H. Kinzler as to which Mr. A. Kinzler is a co-personal representative, 3,000 shares owned by his children to which Mr. A. Kinzler disclaims beneficial ownership and currently exercisable options to acquire 125,000 shares of Common Stock.

[8]	Includes 3,300 shares owned by his children to which Mr. Gifford disclaims beneficial ownership and currently exercisable options to acquire 67,500 shares of Common Stock.

[9]	Includes 1,800 shares owned by his children to which Mr. Inglima disclaims beneficial ownership.

[10]	Includes currently exercisable options held by executive officers of the Company to acquire 192,500 shares of Common Stock.

*	Represents less than 1% of the outstanding shares of Common Stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports of beneficial ownership with the SEC.  Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than 10% beneficial owners, complied with all Section 16(a) filing requirements applicable to them during the Company's most recently completed fiscal year.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all of our executive and non-executive employees.  The code of ethics contains certain additional terms applicable to our Chief Executive Officer and Chief Financial Officer.  The Company's code of ethics may be found on the Company's website at: www.brninc.com/ethics0304.pdf.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal to be included in our proxy statement for the 2020 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, we must receive your written proposal on or before September 20, 2018.  Address the proposal to Barnwell's Secretary at the address shown on the cover page of this proxy statement.  The proposal must comply with Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

If you wish to present a stockholder proposal at the 2020 annual meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a-8 of the Exchange Act, or if you wish to recommend to the Board the nomination of a person for election to the Board, you must follow the procedures outlined in Article I, Section 1.13 of our bylaws.  These procedures include the requirement that your proposal must be delivered to Barnwell's Secretary at the address shown on the cover page of this proxy statement not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting.  If the date of the annual meeting is more than 30 days from such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2020 annual meeting of stockholders.

Stockholders may request a copy of the by-law provisions discussed above by writing to Barnwell's Secretary at the address shown on the cover page of this proxy statement.  Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to Barnwell.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

GENERAL

No business other than those set forth in Items (1), (2), and (3) of the Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote of stockholders properly arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the best interests of the Company.

 Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

By Order of the Board of Directors,

RUSSELL M. GIFFORD
Secretary

Dated:  January 17, 2019

Stockholders may obtain a copy, without charge, of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to Russell M. Gifford, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 or by sending an email to barnwellinfo@brninc.com or by following the "2018 Annual Report" link at the Company's website (www.brninc.com).

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BARNWELL INDUSTRIES, INC.

C/O Broadridge Corporate Issuer Services
PO Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Martin Anderson
02 Murray C. Gardner
03 Alexander C. Kinzler
04 Russell M. Gifford
05 Kevin K. Takata
06 Robert J. Inglima, Jr.
07 James S. Barnwell III

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Ratification of KPMG LLP as the Independent Auditors for 2019.	☐	☐	☐

NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's Annual Report to Stockholders for the fiscal year ended September 30, 2018.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000393215_1 R1.0.1.17

ANNUAL MEETING OF STOCKHOLDERS OF

BARNWELL INDUSTRIES, INC.

MARCH 4, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

BARNWELL INDUSTRIES, INC.
Annual Meeting of Stockholders
March 4, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Barnwell Industries, Inc., a Delaware corporation, hereby appoint(s) Alexander C. Kinzler and Russell M. Gifford, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii on March 4, 2019, at 9:00 A.M., Hawaii Standard time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

0000393215_2 R1.0.1.17

Continued and to be signed on reverse side